UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2006
WESTERN IOWA ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	000-51965 (Commission File Number)	41-2143913 (I.R.S. Employer Identification No.)
1220 S. Center Street
P.O. Box 399
Wall Lake, Iowa 51466
(Address of principal executive offices)
(712) 664-2173
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Statused Revolving Credit Supplement Agreement between Farm Credit Services of America, FLCA and Western Iowa Energy, LLC.
     On June 6, 2005, the Registrant entered into a Master Loan Agreement with Farm Credit Services of America, FLCA (“Farm Credit”) for $18,000,000 in debt financing. CoBank, ACB (“CoBank”) is Farm Credit’s agent with regard to the loan. On August 3, 2006, the Registrant and Farm Credit entered into a Statused Revolving Credit Supplement (the “Agreement”) effective as of July 17, 2006. Pursuant to the terms of the Agreement, Farm Credit agreed to make a supplemental revolving loan to the Registrant in an aggregate amount not to exceed the lesser of (1) $2,000,000 (the “Commitment”); or (2) the borrowing base as calculated pursuant to the Agreement. The initial term of the Agreement is July 17, 2006 to July 1, 2007, or such later date as CoBank may, in its sole discretion, authorize in writing. The Agreement may be renewed for an additional one year term if, on or before the last day of the initial term CoBank provides to the Registrant written notice of renewal. The unpaid principal balance must be repaid on the last day of the term of the Agreement.
     The Registrant agrees to pay interest on the unpaid balance of the loans in accordance with one or more of the following interest rate options, as selected by the Registrant at the time it requests the loan:
     (1) Agent Base Rate. A per annum rate equal to 3/4 of 1% above the rate of interest established by CoBank from time to time.
     (2) Quoted Rate. A per annum fixed rate to be quoted by CoBank in its sole discretion.
     (3) LIBOR. A per annum fixed rate equal to “LIBOR” (1, 2, 3, 6, 9, or 12 months) plus 3 1/2% which will be calculated on a 360 day basis.
     If agreeable to CoBank, in addition to the loans, the Registrant may utilize the Commitment to open irrevocable letters of credit for its account. Any draw under any letter of credit shall be deemed an advance under the Commitment.
     Registrant agreed to pay CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 2/5 of 1% per annum, payable monthly in arrears by the 20th day following each month. Registrant also agreed to pay a loan origination fee of $5,000.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

8/7/06	/s/ John Geake
Date	John Geake, President